SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549


                                FORM 8-K


                             CURRENT REPORT



       Pursuant to Section 13 or 15(d) of the Securities Exchange

                               Act of 1934




       Date of Report July 6, 1995   Commission file number 1-3647
       (Date of earliest event reported)



                             J.W. Mays, Inc.
         (Exact name of registrant as specified in its charter)


                      New York                         11-1059070
           (State or other jurisdiction of        (I.R.S. Employer
           incorporation or organization)          Identification No.)


          9 Bond Street,  Brooklyn,  New York          11201-5805
        (Address of principal executive offices)       (Zip Code)


    (Registrant's telephone number, including area code) 718-624-7400

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Item 5 - Other Events

The Company has entered into an Agreement of Lease (the "Lease"), dated July 6,

1995, pursuant to which approximately 24,000 square feet of space in the Jowein

Building located in the Fulton Mall in downtown Brooklyn, New York have been leased to a chain store tenant for retail space.  The term of the Lease is for a period of fourteen years and six months and is anticipated to commence on or about November 1, 1995, but commencement may occur prior thereto.  The lease provides for fixed rent aggregating approximately $2,375,000 in the initial five-year period of the Lease, $2,529,375 for the next five-year period and

$2,424,406 for the remaining four years and six month period.  In addition, the

Lease provides that the tenant pay its proportionate share of certain items,

including operating expenses, and its proportionate share of real estate taxes over a base year.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                J.W. MAYS, Inc.
                                                 (Registrant)



Date    July 10, 1995                            Alex Slobodin

                                     Alex Slobodin, Exec. Vice-President
                                        (Principal Financial Officer)

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                J.W. MAYS, Inc.
                                                 (Registrant)



Date    July 10, 1995

                                     Alex Slobodin, Exec. Vice-President
                                        (Principal Financial Officer)